                                                                    EXHIBIT 23.8


                     [DEGOLYER AND MACNAUGHTON LETTERHEAD]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     We hereby consent to the incorporation by reference of our name in the Annual Report on Form 10-K of Seagull Energy Corporation and subsidiaries (the Company) for the year ended December 31, 1997, into the Company's registration statement on Form S-4, to which this consent is an exhibit. We further consent to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus included in the Registration Statement.


                                        /s/ DEGOLYER AND MACNAUGHTON
                                        DeGOLYER and MacNAUGHTON


Dallas, Texas
December 10, 1998